Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Walt Disney Company of our report dated November 14, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The Walt Disney Company’s Annual Report on Form 10-K for the year ended September 28, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

August 28, 2025